                                                               EXHIBIT-(m) 1.1

                        FRANK RUSSELL INVESTMENT COMPANY
                                DISTRIBUTION PLAN

                                 CLASS A SHARES
                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES

      This Distribution Plan (the "Plan") has been adopted with respect to Class A, Class B Shares, Class C Shares and Class D Shares (each, respectively, the "Shares") issued by certain Funds, as defined below, of Frank Russell Investment Company (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board"), in conformance with Rule 12b-1 under the 1940 Act.

      This Plan will pertain to the Class A, Class B and Class C Shares of each of the following Funds: Diversified Equity Fund, Special Growth Fund, Quantitative Equity Fund, Diversified Bond Fund, Short Term Bond Fund, Tax Exempt Bond Fund, Multistrategy Bond Fund, International Securities Fund, Real Estate Securities Fund, Select Value Fund, Select Growth Fund, Tax-Managed Large Cap Fund, Emerging Markets Fund, Tax-Managed Global Equity Fund and Tax-Managed Mid & Small Cap Fund.

      This Plan will also pertain to the Class A Shares, Class C Shares and the Class D Shares of each of the following Funds: Equity Aggressive Strategy Fund, Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund, Conservative Strategy Fund, 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund.

      This Plan will also pertain to the Class A Shares of the Money Market and Tax Free Money Market Funds.

      This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

      SECTION 1. PAYMENT OF DISTRIBUTION-RELATED SERVICES. The Company may compensate its principal underwriter (the "Distributor") or any investment advisers, banks, broker-dealers or other financial institutions that have entered into Sales Support Agreements ("Selling Agents") for any activities or expenses primarily intended to result in the sale of Shares of the Company's Funds, as set forth in a Selling Agent Sales Support Agreement, forms of which are set forth as Appendix A-1, A-2 and Appendix B hereto (each, a "Support Agreement"), provided that any material modifications of services listed in the Support Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by the Company under this Section 1 of the Plan will be calculated daily and paid quarterly at a rate or rates set from time to time by the Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .75% of the average daily net asset value of a Fund's Shares.

      SECTION 2. DISTRIBUTION-RELATED EXPENSES COVERED BY THE PLAN. The fees payable under Section 1 of this Plan may be used to compensate (a) Selling Agents for sales support services provided, and related expenses incurred, with respect to Shares by such Selling Agents and (b) the Distributor for distribution services provided, and related expenses incurred by it with respect to Shares, including payments made by the Distributor to compensate Selling Agents for providing such support services and incurring such related expenses.

      SECTION 3. SALES SUPPORT AGREEMENTS. Any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company, (a) written agreements with Selling Agents and (b) a written agreement with the Distributor, each in a form duly approved from time to time by the Company's Board. Any such agreement with Selling Agents and any such agreement with the Distributor shall be in substantially the forms attached hereto as Appendix A-1, A-2 and Appendix B, respectively, until modified by the Board.

      SECTION 4. LIMITATIONS ON PAYMENTS. Payment made by a Fund under Section 1 must be for distribution services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Support Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

      Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under the applicable Rules of the National Association of Securities Dealers.

      SECTION 5. REPORTS OF DISTRIBUTOR. So long as this Plan is in effect, the Distributor shall provide to the Company's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan, or by Selling Agents pursuant to Support Agreements, and the purposes for which such expenditures were made.

      SECTION 6. DEFINITION OF MAJORITY VOTE. As used herein, the term "Majority Vote" of the Shares of a Fund means a vote of the holders of the lesser of (a) more than fifty percent (50%) of the outstanding Shares of a Fund or (b) sixty-seven percent (67%) or more of the Shares of a Fund present at a shareholders' meeting, if the holders of more than 50% of the outstanding Shares of such Fund are present or represented by proxy.

      SECTION 7. APPROVAL OF PLAN. This Plan will become effective at such time as it is specified by the Board, as to the Shares of a Fund, provided, however, that the Plan is approved by (a) a Majority Vote of the Shares of a Fund, and
(b) a majority of the Board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act) of the

Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

      SECTION 8. CONTINUANCE OF PLAN. This Plan may continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board in the manner described in Section 7.

      SECTION 9. AMENDMENTS. This Plan may be amended at any time with respect to any Fund by the Board provided that (a) any amendment to increase materially the costs that a Fund's Shares may bear for distribution pursuant to this Plan shall be effective upon only the Majority Vote of the outstanding Shares of the Fund, and (b) any material amendments of the terms of this Plan shall become effective only upon approval as provided in Section 7(b) hereof.

      SECTION 10. TERMINATION. This Plan is terminable, as to a Fund's Shares, without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a Majority Vote of the outstanding Shares of the Fund.

      SECTION 11. SELECTION/NOMINATION OF TRUSTEES. While this Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

      SECTION 12. RECORDS. The Company will preserve copies of this Plan, and any agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.

      SECTION 13. MISCELLANEOUS. The captions in this Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this revised Distribution Plan as of February 23, 2005.

                                   FRANK RUSSELL INVESTMENT
                                    COMPANY

                                   By: /s/
                                       -----------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                    APPENDIX A-1

                             SALES SUPPORT AGREEMENT
                               WITH SELLING AGENT

                          ______________________ SHARES
                                ("CLASS SHARES")

Ladies and Gentlemen:

      We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class Shares of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

      The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide reasonable sales support assistance in connection with the sale of Class Shares to your customers ("Customers"). Your assistance may include, but neither is required to include nor is limited to, the following: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by us or the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares to your Customers as an inducement to invest in the Class Shares. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

      Section 2. We recognize that you may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid. You will perform only those activities, which are consistent with statutes and regulations applicable to you. You will act solely for the account of your Customers.

      Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

      Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us or the Investment Company or on its behalf to you, or in such supplemental literature or advertising as may be authorized by us on behalf of the Investment Company in writing.

      Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or the Investment Company or our respective designees concerning the performance of your responsibilities under this Agreement.

      Section 6. In consideration of the services and facilities provided by you hereunder, we, acting on behalf of the Investment Company, will pay to you, and you will accept as full payment therefor, a quarterly fee as set forth in Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us or the Investment Company or our respective designees, in our or its sole discretion, at any time upon notice to you. Further, we, the Investment Company or our respective designees may, in our or its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any Customer or Customers and require that Class Shares be redeemed if any condition of investment in Class Shares, as described in the applicable then-current prospectuses, are not met.

      The fees payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by you. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating your offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares owned by or on behalf of Customers on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

      Section 7. You agree to furnish us or the Investment Company or our respective designees with such information as we, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, the Investment Company and our respective designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

      Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

      Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Class Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with Customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your Customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

      Section 10. You agree to conform to any compliance standards adopted by us or the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

      Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by us or you upon notice to the other party hereto.

      Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

      Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

      If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                        Very truly yours,

                                        RUSSELL FUND DISTRIBUTORS, INC.

Dated as of  _______________            By: /s/_________________________________
                                        Name:  _________________________________
                                        Title: _________________________________
                                        ACCEPTED AND AGREED TO:

                                        ________________________________________
                                        (Firm Name)

                                        ________________________________________
                                        (Address)

                                        ________________________________________
                                        (City)    (State)       (County)
                                        Fax # __________________________________
                                        Attention: _____________________________
Dated as of _____________               By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                   APPENDIX A

                                  FEE SCHEDULE

         Class Shares                                  Fees(1)
         ------------                                  ----
-----------------
(1) Fees are expressed as a percentage of the average net asset value of class share held by your customers during the preceding calender quarter.

                                                                    APPENDIX A-2

                          CITIGROUP GLOBAL MARKETS INC.

                          MUTUAL FUND DEALER AGREEMENT

                         TO THE UNDERSIGNED DISTRIBUTOR:

Ladies and Gentlemen:

We understand that you are principal distributor of shares ("Shares") of the series of Frank Russell Investment Company (the "Funds") registered with the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act"). You desire that Citigroup Global Markets Inc. ("Citigroup Global Markets") act as a dealer with respect to the sale of Shares to its customers. In consideration of the mutual covenants stated below, you and Citigroup Global Markets agree as follows:

1. Purchase of Shares at Public Offering Price. Citigroup Global Markets will use such efforts to sell Shares as it in its sole discretion determines, and will not be required to sell any specified or minimum number of Shares of any Fund. Sales of Shares through Citigroup Global Markets will be at the public offering price of such Shares (the net asset value of the Shares plus any applicable sales charge), as determined in accordance with the then effective prospectus(es) and statement(s) of additional information used in connection with the offer and sale of the Shares (collectively, the "Prospectus"). The public offering price will reflect scheduled variations in or the elimination of sales charges on sales of Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. Citigroup Global Markets agrees to apply any scheduled variation in or waivers of sales charges uniformly to all customers meeting the qualifications therefor as specified in the Prospectus.

2. Rights of Accumulation and Letters of Intent. With respect to Funds sold with an initial sales charge, Citigroup Global Markets's customers will be entitled to reduced sales charges on purchases made under any letter of intent or right of accumulation described in the Prospectus. In such case, the concession from the public offering price retained by Citigroup Global Markets will be based upon such reduced sales charge; however, if a Citigroup Global Markets customer fails to fulfill a letter of intent, thereafter you will pay Citigroup Global Markets the amount required to reflect the appropriate concession based on the actual purchases made by the customer. When placing wire trades, Citigroup Global Markets agrees to advise you of any letter of intent executed by its customer or any available right of accumulation.

3. Exchanges and Redemptions. Exchanges of Shares between Funds and redemptions of Shares by a Fund or repurchases of Shares by you will be effected in the manner and upon the terms described in the Prospectus. Exchanges will be subject to such restrictions and charges as are provided for in the Prospectus. Redemptions and repurchases will be subject to any applicable contingent deferred sales charges, redemption fees or other charges as are provided for in the Prospectus. Any order placed by Citigroup Global Markets for the repurchase or redemption of Shares is subject to the timely receipt by you or the pertinent Fund's transfer agent of all required documents in good order.

4. Handling and Receipt of Orders. The handling and settlement of purchase, exchange and redemption orders will be subject to the provisions of the Prospectus and such further procedures you and Citigroup Global Markets determine to be appropriate from time-to-time, consistent with this Agreement. Orders which Citigroup Global Markets receives prior to the close of business as defined in the Prospectus and placed with you within the time frame set forth in or consistent with the Prospectus shall be executed at the public offering price next computed after they are received by Citigroup Global Markets. You will provide such assistance to Citigroup Global Markets in processing orders as Citigroup Global Markets reasonably requests. With each order, Citigroup Global Markets will notify you of the state of residence of the customer to whom the order pertains. Citigroup Global Markets will be responsible for the accuracy, timeliness and completeness of purchase, redemption or exchange orders it transmits to you by wire or telephone. All orders shall be subject to your confirmation.

5. Shareholder Servicing. If you and Citigroup Global Markets agree, on an ongoing basis Citigroup Global Markets will provide shareholder servicing to its customers who maintain investments in Shares. In so doing, Citigroup Global Markets and its employees and representatives may provide the following services, among others: answer customer inquiries regarding the Funds and customer investments therein; assist customers in changing dividend options; answer questions about special investment and withdrawal plans, and assist customers in enrolling in such plans; distribute reports and materials relating to the Funds to customers; assist in the establishment and maintenance of accurate customer accounts and records, including assisting in processing changes in addresses and other customer information; and assist in processing purchase, exchange and redemption orders.

6.    Compensation and Expenses

      A. With respect to Shares which are sold with an initial sales charge, Citigroup Global Markets will retain such concessions from the public offering price as are specified in the Prospectus. With respect to Shares which are not sold with an initial sales charge, you will pay commissions to Citigroup Global Markets at such rates as you and Citigroup Global Markets may determine from time to time, consistent with this Agreement. Consistent with the Prospectus and applicable law and regulation, from time to time you and Citigroup Global Markets may determine that Citigroup Global Markets will retain the full amount of initial sales charges and/or that you will pay Citigroup Global Markets additional compensation in connection with Citigroup Global Markets's sales of shares.

      B. If Citigroup Global Markets provides shareholder services pursuant to Paragraph 5 of this Agreement, you will pay Citigroup Global Markets ongoing service fees at such rates as you and Citigroup Global Markets may determine from time to time. Such payments shall be consistent with applicable law and regulation and this Agreement. Your obligation to make payments to Citigroup Global Markets under this Subparagraph 6B shall survive any termination of this Agreement, and shall continue so long as Citigroup Global Markets provides shareholder services described in Paragraph 5 of this Agreement to its customers who hold Shares.

      C. You will pay Citigroup Global Markets ongoing trail commission compensation with respect to holdings by Citigroup Global Markets of Shares of Funds with respect to which you pay such compensation generally to dealers, at such rates as you and Citigroup Global Markets may determine from time to time. Payments under this Subparagraph 6C may be in addition to the payment of service fees as described in Subparagraph 6B of this Agreement, and are subject to applicable law and regulation and this Agreement. Your obligation to make payments to Citigroup Global Markets under this Subparagraph 6C shall survive any termination of this Agreement, and shall continue so long as Citigroup Global Markets's customers maintain their investments in Shares.

      D. With respect to expenses not specifically addressed elsewhere in this Agreement, each party hereto will be responsible for the expenses it incurs in acting hereunder. Consistent with the Prospectus and applicable law and regulation, from time to time you and Citigroup Global Markets may determine that you will pay or reimburse Citigroup Global Markets for expenses it incurs in connection with selling Shares.

7. NASD Regulation. Each party to this Agreement represents that it is a member of the National Association of Securities Dealers, Inc. ("NASD") and each party agrees to notify the other should it cease to be such a member. With respect to the sale of Shares hereunder, you and Citigroup Global Markets agree to abide by the Conduct Rules of the NASD, including but not limited to the following:

      A. Citigroup Global Markets shall not withhold placing customers orders for Shares so as to profit itself as a result of such withholding. Citigroup Global Markets shall not purchase any Shares from you other than for its own investment or to cover purchase orders already received by it from its customers.

      B. If any Shares purchased by Citigroup Global Markets are repurchased by the Fund which issued such Shares or by you for the account of that Fund, or are tendered for redemption, within seven (7) business days after confirmation by you of the original purchase order for such Shares, no compensation as set forth in Paragraph 6 above will be payable to Citigroup Global Markets with respect to such Shares, and with respect to Shares which are not sold with an initial sales charge, Citigroup Global Markets will refund to you the full amount of any such compensation paid or allowed to it on the original sale. You agree to notify Citigroup Global Markets in writing of any such repurchase or redemption within ten
      (10) business days of the date on which the redemption is requested or Share certificates are tendered to you, the pertinent Fund or its transfer agent. Termination or cancellation of this Agreement will not relieve the parties from the requirements of this subparagraph.

C. Neither party to this Agreement will, as principal, purchase any Shares from a customer at a price lower than the net asset value next determined by or for the Fund that issued such Shares. Nothing in this subparagraph shall prevent Citigroup Global Markets from selling Shares for a customer to you or to the Fund which issued such Shares at the net asset value then quoted by or for such Fund (less any applicable contingent deferred sales charge or other charges) and charging a fair commission or service fee for handling the transaction.

8. Suspension or Withdrawal of Offering. You reserve the right to suspend sales of Shares of any Fund or withdraw any offering of Shares entirely.

9.    Provision of Materials and Fund Information.

      A. At your expense, you will furnish Citigroup Global Markets with current prospectuses and statements of additional information of the Funds (including any supplements thereto), periodic reports to Fund shareholders and marketing and other materials you have prepared relating to the Funds in such quantities as Citigroup Global Markets reasonably requests.

      B. You will notify Citigroup Global Markets of any departure by a portfolio manager of Frank Russell Investment Management Company within 24 hours of Frank Russell Investment Management Company's receipt of notice of an intended departure.

      C. Citigroup Global Markets employees shall have reasonable access to the Frank Russell Investment Management Company portfolio manager(s) of each Fund for purposes of discussing Fund performance and other significant issues.

      D. You will promptly notify Citigroup Global Markets of all material changes regarding:

                  (a) Mergers, name changes and liquidations
                  (b) Investment objective/strategy changes
                  (c) Proxy statements
                  (d) Changes to a Fund's prospectus or statement of additional information
                  (e) Pricing changes

10. Representations by Citigroup Global Markets Concerning the Funds. Citigroup Global Markets and its agents and employees are not authorized to make any representations concerning the Funds or their Shares except those contained in or consistent with the Prospectus and such other written materials you provide relating to the Funds or other statements or representations, written or oral, which you furnish or make to Citigroup Global Markets about the Funds.

11. Prospectus Delivery. Citigroup Global Markets will provide each of its customers purchasing Shares with the pertinent prospectus(es) prior to or at the time of purchase. Citigroup Global Markets will provide any customer who so requests with the pertinent statement(s) of additional information.

12.   Liability and Indemnification

      A. You agree to be liable for, to hold Citigroup Global Markets, its officers, directors and employees harmless from and to indemnify each of them for any losses and costs arising from: (i) any of your actions, and the actions of your employees and affiliates, relating to the sale of Fund shares, including but not limited to any statements or representations contained in any sales or other material relating to the Funds you or your affiliates provide to Citigroup Global Markets or any other statements or representations, written or oral, concerning the Funds that you, your employees and your affiliates make to Citigroup Global Markets; (ii) any material misstatement in or omission of a material fact from a Fund's prospectus or statement of additional information; (iii) any failure of any Fund or its Shares to be properly registered and available for sale under any applicable federal law and regulation; and (iv) any of your actions, or the actions of your affiliates, relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. You shall not be liable for any consequential damages.

      B. Citigroup Global Markets agrees to be liable for, to hold you, your officers, directors and employees harmless from and to indemnify them from any losses and costs arising from: (i) any statements or representations that Citigroup Global Markets or its employees make concerning the Funds that are inconsistent with either the pertinent Funds' then-current prospectus and statement of additional information or any other material you have provided or any other statements or representations, written or oral, you have made to Citigroup Global Markets relating to the Funds; and
      (ii) any of Citigroup Global Markets's actions relating to the processing of purchase, exchange and redemption orders and the servicing of shareholder accounts. Citigroup Global Markets shall not be liable for any consequential damages.

      C. The provisions of this Paragraph 12 shall survive the termination of this Agreement.

13. Arbitration. If a dispute arises between you and Citigroup Global Markets with respect to this Agreement which the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedure ("NASD Code"). The parties agree, that to the extent permitted by the NASD Code, the arbitrator(s) shall be selected from the securities industry.

14. Miscellaneous. This Agreement shall be governed by the laws of New York State. This Agreement may be amended only upon the written agreement of both parties hereto, and may be terminated by either party on ten days' written notice to the other. If your payments to Citigroup Global Markets under Subparagraphs 6B and/or 6C hereunder in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to rule 12b-1 under the 1940 Act, then in the event of the termination of such rule

      12b-1 plan of distribution by a Fund's board of directors or trustees or shareholders, you and Citigroup Global Markets agree to negotiate in good faith with respect to whether and to what extent you will continue to make payments from your own resources to Citigroup Global Markets as required by Subparagraphs 6B and 6C hereunder.

      This Agreement constitutes the entire agreement between you and Citigroup Global Markets and supersedes all prior oral or written agreements between you and Citigroup Global Markets and its predecessors relating to the sale of Shares.

      Sincerely,

      CITIGROUP GLOBAL MARKETS INC.

      By:                      ___________________________

      Name:                    David Byrnes

      Title:                   Managing Director

      Dated:                   ___________________________

      AGREED AND ACCEPTED:

      Distributor Name:        Russell Fund Distributors, Inc.

      By:                      /s/
                               __________________________

      Name:                    __________________________

      Title:                   President

      Dated:                   __________________________

                                                                      APPENDIX B

                             SALES SUPPORT AGREEMENT
                                WITH DISTRIBUTOR

                                 CLASS A SHARES
                                 CLASS B SHARES
                                 CLASS C SHARES
                                 CLASS D SHARES

Ladies and Gentlemen:

      We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class A, Class B, Class C and Class D Shares ("Class Shares") of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

      The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide or cause to be provided reasonable sales support assistance in connection with the sale of Class Shares. Your assistance may include, but neither is required to include nor is limited to, arranging for the following services and materials: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares as an inducement for others to invest in the Class Shares. All services rendered hereunder by you or caused to be rendered hereunder shall be performed in a professional, competent and timely manner.

      Section 2. We recognize that those who you retain to provide services or materials described in this Agreement may be subject to the provisions of the Investment Advisers Act of 1940 and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, such persons may be restricted in the activities they may undertake and for which they may be paid. You will cause such persons to perform only those activities, which are consistent with statutes and regulations applicable to them. You will cause such persons to act solely for the account of their Customers.

      Section 3. You will provide or cause to be provided such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by persons retained by you to provide services or materials described herein) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

      Section 4. Neither you nor any of your officers, employees or agents are authorized to make or cause to be made any representations concerning, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, or in such supplemental literature or advertising as may be authorized on behalf of the Investment Company in writing.

      Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same). You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

      Section 6. In consideration of the services and facilities provided or caused to be provided by you hereunder, the Investment Company, will pay to you, and you will accept as full payment therefore, a quarterly fee as set forth in Appendix A hereto. From this fee, you, acting as agent of the Investment Company, shall compensate persons retained by you to provide services and materials described in this Agreement. The fee rate payable to you may be prospectively increased or decreased by the Investment Company or its designees, in its sole discretion, at any time upon notice to you. Further, the Investment Company or its designees may, in its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any person.

The fees payable under this Section 6 shall be used for sales support services provided or caused to be provided, and related expenses incurred, by you or be any person retained by you to provide services or materials described in this Agreements. Payments may be paid to such persons or applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation,
(i) the expenses of operating offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive and will cause any persons retained by you to provide services or materials described in this Agreement to agree to waive such portion of any fee payable to or by you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

      Section 7. You agree to furnish or cause to be furnished the Investment Company or its designees with such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with the Investment Company and its designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

      Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

      Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that you will cause each person retained by you to provide services or materials under this Agreement to disclose the compensation payable to such persons, hereunder, together with any other compensation they receive in connection with the investment of their customers' assets in Class Shares of the Funds, will be disclosed by them to their customers to the extent required by applicable laws or regulations, will be authorized by their customers and will not be excessive or unreasonable under the laws and instruments governing their relationships with customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

      Section 10. You agree to, and agree to cause others retained by you pursuant to this Agreement to conform to any compliance standards adopted by the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

      Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by you upon notice to the other party hereto.

      Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

      Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

      If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                        Very truly yours,
                                        FRANK RUSSELL INVESTMENT COMPANY

Dated as of  _______________            By: /s/______________________________
                                        Name: _______________________________
                                        Title: ______________________________

                                        ACCEPTED AND AGREED TO:
                                        RUSSELL FUND DISTRIBUTORS, INC.
                                        909 A Street
                                        Tacoma, WA 98402
                                        Fax # 253-596-2497
                                        Attention: __________________________
Dated as of _____________               By: _________________________________
                                        Name: _______________________________
                                        Title: ______________________________

                                   APPENDIX A

                                  FEE SCHEDULE

  Class Shares                       Fees(2)
  ------------                       ----
Class A                              0.25%
Class B                              0.75%
Class C                              0.75%
Class D                              0.25%

-----------------
(2) Fees are expressed as a percentage of the average net asset value of Class Shares outstanding during the prior calendar quarter.